THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK
                          OF SENESCO TECHNOLOGIES, INC.

                                                     DATED:  DECEMBER 15, 1999

      In connection with that certain Investor Relations Agreement (the "Investor Relations Agreement"), made by and between the Company and the Holder, dated as of the date hereof, this certifies that Strategic Growth International, Inc. (the "Holder"), for value received, is entitled, subject to the terms set forth below, to purchase from Senesco Technologies, Inc., a Delaware corporation (the "Company"), Three Hundred Thousand (300,000) fully paid and nonassessable shares (the "Warrant Shares"), on a post-Stock Split adjusted basis ("Stock Split" is defined as the two-for-one forward stock split of the Company's Common Stock effective October 25, 1999), of the Company's common stock, $.01 par value (the "Common Stock"), at a price of $3.50 per share (the "Exercise Price").

     1.  Exercise  Price.  The Exercise  Price is $3.50 for each share of Common
         ---------------
Stock, which is the Fair Market Value per share of Common Stock on the date hereof, as determined by the Board. Fair Market Value shall mean the closing price of the Company's Common Stock as reported on the NASD OTC Bulletin Board, Nasdaq National Market, Nasdaq SmallCap Market, or such other stock exchange.

     2.  Exercise of Warrant.  This Warrant shall be exercisable during its term
         -------------------
as follows:

     (i) Right to Exercise
         -----------------

          (a) Subject to subsections 3(i)(b), (c) and (d) below, shares subject to this Warrant shall become exercisable based upon the following schedule until all of such shares are exercisable:

                   Vesting Period               Number of Shares Exercisable
                   --------------               ----------------------------
                 December 15, 1999                       100,000
                   June 15, 2000                          66,666
                 December 15, 2000                        66,667
                   June 15, 2001                          66,667

          (b) This Warrant may not be exercised for a fraction of a Share.

          (c) In no event may this Warrant be exercised after the date of expiration of the term of this Warrant as set forth in Section 8 below.

          (d) Notwithstanding the foregoing, if the Investor Relations Agreement is terminated in accordance with the terms of such agreement, then the Company will have the right to rescind any remaining unvested Warrant Shares.

     (ii) Method of  Exercise.  This  Warrant  shall be  exercisable  by written
          -------------------
notice in the form attached as Exhibit A, which shall state the election to exercise the Warrant, the number of Shares in respect of which the Warrant is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Holder and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company or such other agent designated in writing by the Company. The written notice shall be accompanied by payment of the exercise price. This Warrant shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Warrant Stock, notwithstanding the exercise of the Warrant. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Warrant.

            No shares will be issued pursuant to the exercise of a Warrant unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Holder on the date on which the Warrant is exercised with respect to such Shares.

     4. Investment Representations; Restrictions on Transfer.
        ----------------------------------------------------

     (i) By receipt of this Warrant, by its execution and by its exercise in whole or in part, Holder represents to the Company the following:

          (a) Holder understands that this Warrant and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

          (b) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Holder is acquiring these securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (c) Holder acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the securities. Holder understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

          (d) Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Warrant by the Holder, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Holder acknowledges and agrees to the restrictions set forth in paragraph 4(ii) below.

          In the event that the Company does not qualify under Rule 701 at the time of exercise of the Warrant, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not earlier than the time period prescribed by Rule 144 after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than the time period prescribed by Rule 144, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

     (ii) Holder agrees, in connection with an underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Holder (other than those shares included in the registration) without the prior written consent of the underwriters managing such underwritten public offering of the Company's securities for a period of one hundred eighty (180) days from the effective date of such registration (the "Lock Up Period"), and (2) further agrees to execute any agreement reflecting clause (1) above, or extending the Lock Up Period, as may be requested by the underwriters at the time of the public offering.

     5.  Method of Payment.  Payment of the exercise price shall be made by cash
         -----------------
or check.

     6.  Restrictions  on  Exercise.  This  Warrant may not be  exercised if the
         --------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Warrant, the Company may require Holder to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7.  Non-Transferability of Warrant.  This Warrant may not be transferred in
         ------------------------------
any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Holder only by Holder. The terms of this Warrant shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

     8.  Term of Warrant.  This Warrant may not be exercised more than ten years
         ---------------
from the date of grant of this Warrant, and may be exercised during such term only in accordance with the terms of this Warrant Agreement.

     9.  Adjustments  Upon Changes in  Capitalization  or Merger.  The number of
         -------------------------------------------------------
shares of Common Stock covered by each outstanding Warrant shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Warrant.

     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Warrant will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the Warrant shall be assumed or an equivalent warrant shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Warrant or to substitute an equivalent warrant, the Board shall, in lieu of such assumption or substitution, provide for the Holder to have the right to exercise the Warrant as to all of the Warrant Stock, including Shares as to which the Warrant would not otherwise be exercisable. If the Board makes a Warrant fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Holder that the Warrant shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Warrant will terminate upon the expiration of such period. For the purposes of this paragraph, the Warrant shall be considered assumed if, following the merger, the Warrant or right confers the right to purchase, for each Share of stock subject to the Warrant immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Warrant, for each Share of stock subject to the Warrant, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     10.  Repurchase  Rights of the  Company.  The Holder  understands  that the
          ----------------------------------
Company has the option to repurchase any Shares issued by the Company upon the exercise of any portion of this Agreement, provided, however, that such issuances were made pursuant to the exercise of Warrants prior to the effective date of the Company's initial underwritten public offering of the Company's securities. Such repurchases shall be at the Fair Market Value of the Shares repurchased as of the date on which the Company exercises such option.

     11.  Taxation  Upon  Exercise of Warrant.  Holder  understands  that,  upon
          -----------------------------------
exercise of this Warrant, Holder will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. Holder hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Upon a resale of such Shares by the Holder, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Warrant will be treated as capital gain or loss.

     12. Tax  Consequences.  The Holder  understands  that any of the  foregoing
         -----------------
references to taxation are based on federal income tax laws and regulations now in effect. The Holder has reviewed with the Holder's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.



DATED:  December 15, 1999
        -----------------

                                    SENESCO TECHNOLOGIES, INC.



                                    By:
                                        ---------------------------------------
                                        Sascha P. Fedyszyn
                                        Vice President - Corporate Development

      HOLDER ACKNOWLEDGES AND AGREES THAT THIS WARRANT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH HOLDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.



      Holder has reviewed this Warrant Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Warrant Agreement and fully understands all provisions of this Warrant Agreement. Holder agrees to notify the Company upon any change in the residence address indicated below.



Dated:
      -------------------



                                    --------------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Residence Address:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Social Security No.
                                                       -------------------------

                                    EXHIBIT A

                          NOTICE OF EXERCISE OF WARRANT

TO:

FROM:

DATE:

RE:   Exercise of Warrant

      I hereby  exercise  my Warrant to purchase                shares of Common
                                                 --------------
Stock at  $              per  share  (total  exercise  price of  $            ),
           ------------                                           ------------
effective  today's date. This notice is given in accordance with the terms of my
Warrant Agreement dated          ,  19    .  The warrant price and vested amount
                        ---------     ----
is in accordance with Sections 2 and 3 of the Warrant Agreement.

      Attached is a check payable to Senesco Technologies, Inc. for the total exercise price of the shares being purchased, if applicable, or such other method of payment as provided by Section 5 of the Warrant Agreement. The undersigned confirms the representations made in Section 4 of the Warrant Agreement.

            Please prepare the stock certificate in the following name(s):

                  ------------------------------------------

                  ------------------------------------------

      If the stock is to be registered in a name other than your name, please so advise the Company. The Warrant Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                                   Sincerely,


                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Print or Type Name)

Letter and consideration
received on                   , 20  .
            -----------------     --

By:
   --------------------------